                                                                    Exhibit 99.1


FOR RELEASE JULY 21, 2004 AT 5:00 P.M.


           F.N.B. CORPORATION REPORTS EARNINGS FOR SECOND QUARTER 2004

HERMITAGE, PA, July 21, 2004 - F.N.B. Corporation (NYSE:FNB), a diversified financial services company, today reported second quarter 2004 net income of $15.1 million or $.32 per diluted share. This compares to net income from continuing operations of $14.1 million or $.30 per diluted share for the second quarter of 2003, a 6.7% increase per diluted share, and $16.2 million or $.34 per diluted share for the first quarter of 2004. This year's first quarter earnings included a gain on the sale of two branches totaling $2.7 million after tax, $.05 per diluted share.

Net income for the first half of 2004 increased $2.6 million over the same period in 2003, $28.7 million or $.61 per diluted share from continuing operations in 2003 to $31.3 million or $.66 per diluted share in 2004. During the first half of 2004, the Corporation realized an after tax gain of $2.7 million or $.05 per diluted share from the sale of two branch offices.

"We have worked very hard to deliver the kind of solid performance our shareholders expect of us," said Stephen Gurgovits, President and Chief Executive Officer of F.N.B. Corporation. "These improved earnings reflect that extra effort on the part of the entire F.N.B. team."

Second quarter results reflect good loan and deposit growth, a slight decline in net interest income which was more than offset by solid asset quality, fee income increases and lower non-interest expense in comparison to the first quarter of 2004. Results for the second quarter equate to a return on average equity of 25.3% and a return on average assets of 1.3%.

Net interest income declined $0.7 million, or 1.7%, from the first quarter of 2004, principally due to a decrease of 6 basis points in the Corporation's net interest margin to 3.98% in the second quarter of 2004.

Net interest income was impacted by a planned reduction of $53.3 million in the Corporation's indirect installment, auto leasing, and residential mortgage portfolios. Somewhat offsetting these tactical reductions were increases in the more desirable segments of the loan portfolio. Average commercial loans grew $9.1 million, or .7%. Average consumer lines of credit and average home equity loans increased $14.5 million, or 1.5%, from the first quarter.

Net interest income was further impacted by an increase in interest expense associated with customer preferences for higher rate deposits. Average deposits and customer

                                                  F.N.B. Corporation Page 2 of 4


repurchase agreements increased $22.3 million, .6%, over the prior quarter. The growth was realized in both core deposit and time deposit accounts.

Non-interest income for the second quarter was $17.4 million, down $3.4 million from the first quarter which included a $4.1 million pre-tax gain on the sale of two branches. The Corporation realized an increase of $0.5 million in service charges and $0.5 million in the gain on sale of mortgage and certain educational and consumer finance loans in the second quarter versus the first quarter of 2004.

Non-interest expense totaled $33.5 million for the second quarter 2004, a reduction of $1.2 million on a sequential quarter basis. The lower expenses were primarily driven by lower employee taxes and accruals for long-term compensation programs. The efficiency ratio was 55.4% at the end of the second quarter - meeting the Corporation's goal for the year.

Credit quality remained solid. Non-performing assets to total assets was .66% in the second quarter versus .72% last quarter. Annualized net charge-offs were ..46% of average loans in the second quarter compared to .56% in the first quarter 2004. The strong asset quality allowed for the planned reduction in the provision for loan losses on a linked quarter basis while maintaining the loan loss allowance constant at 1.43% of total loans.

"Maintaining our strong asset quality is an important element in our continued excellent earnings performance," noted Gurgovits.

Shareholders' equity at the end of the quarter decreased $17.5 million from March 31, 2004 primarily due to the after tax decline in the fair market value of investment securities. Tangible capital was also affected by this decline and, as of June 30, 2004, was 4.1%. These reductions have no impact on regulatory capital ratios. The Corporation maintains capital ratios in excess of the regulatory "well capitalized" measures and, in fact, improved the leverage capital ratio from 6.0% as of March 31, 2004 to 6.1% at June 30, 2004.

Several other events of significance occurred during the second quarter. On May 12, 2004 the Corporation held its Annual Meeting of Shareholders at Thiel College, where shareholders elected the director nominees by an overwhelming majority vote. In addition, the Board of Directors declared a $.23 per share cash dividend paid to shareholders of record June 1, 2004.

On May 6, the Corporation announced the execution of a definitive agreement whereby Slippery Rock Financial Corporation, the parent company of First National Bank of Slippery Rock, will merge with the Corporation. This in-market merger will give First National Bank of Pennsylvania an expanded presence in Butler County - one of the

                                                  F.N.B. Corporation Page 3 of 4


fastest growing regions in Southwestern Pennsylvania. The transaction is expected to close in the fourth quarter of 2004 and to have a positive impact on earnings in 2005.

The Corporation will host a conference call on Thursday July 22, 2004 at 11:00 a.m. (EDT) to discuss the second quarter 2004 results. Interested parties may access the conference call by dialing 1-800-346-7359 with the entry code 3044. Replays of the call will be available until July 29, 2004 by calling 1-800-332-6854 and using the above entry code, 3044. A transcript of the conference call will also be available on the Corporation's web site www.fnbcorporation.com.

ABOUT F.N.B. CORPORATION:

F.N.B. Corporation, headquartered in Hermitage, PA has total assets of $4.8 billion. F.N.B. is a leading provider of banking, wealth management, insurance, and consumer finance services in Western Pennsylvania and Eastern Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, F.N.B. Investment Advisors, Inc., First National Insurance Agency, Inc., and Regency Finance Company. It also operates consumer finance offices in Tennessee.


Mergent Inc., a leading provider of business and financial information on publicly traded companies, has recognized F.N.B. as a Dividend Achiever. This annual recognition is based on the Corporation's outstanding record of increased dividend performance. The Company has increased dividend payments for 30 consecutive years.


On January 1, 2004, F.N.B. completed a previously announced spin-off of its Florida operations into a new publicly traded company.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange
(NYSE) under the symbol FNB.

This document contains "forward-looking statements" relating to present or future trends or factors affecting the banking industry and specifically the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance or the results projected. These factors include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. is engaged; and (6) changes in the securities markets. F.N.B. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.


                                      # # #

FINANCIAL STATEMENTS FOLLOW

                                                  F.N.B. Corporation Page 4 of 4


                                                                       CONTACTS:
                                                                         MEDIA -
                                                                    Kathryn Lima
                                                                  (724) 981-4318
                                                           (724) 301-6984 (cell)
                                              ANALYSTS/INSTITUTIONAL INVESTORS -
                                                                     John Waters
                                                                    239-514-2643
                                                             239-272-6495 (cell)
                                                       INDIVIDUAL SHAREHOLDERS -
                                              Shareholder Services, 888-441-4362
                                                          www.fnbcorporation.com

F.N.B. CORPORATION
(UNAUDITED)

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                                                       2ND QTR 2004 -  2ND QTR 2004 -
                                                                        2004              2003      1ST QTR 2004    2ND QTR 2003
                                                                -------------------      -------
                                                                 SECOND      First       Second       PERCENT         PERCENT
STATEMENT OF EARNINGS                                           QUARTER     Quarter      Quarter      VARIANCE        VARIANCE
---------------------                                           -------     -------      -------    --------------  --------------
Interest income - taxable equivalent basis                       $62,113     $62,573      $65,781           -0.7            -5.6

Interest income                                                  $61,516     $61,976      $65,096           -0.7            -5.5
Interest expense                                                  20,048      19,771       23,075            1.4           -13.1
                                                              ----------  ----------   ----------
      Net interest income                                         41,468      42,205       42,021           -1.7            -1.3
Provision for loan losses                                          3,620       4,622        3,903          -21.7            -7.3
                                                              ----------  ----------   ----------
      Net interest income after provision                         37,848      37,583       38,118            0.7            -0.7

Service charges                                                    8,507       8,056        8,607            5.6            -1.2
Insurance commissions and fees                                     2,498       2,406        2,426            3.8             3.0
Securities commissions and fees                                    1,191       1,341        1,084          -11.2             9.9
Trust income                                                       1,676       1,873        1,994          -10.5           -15.9
Gain on sale of securities                                           522         445          772           17.3           -32.4
Gain on sale of loans                                                815         267          818          205.2            -0.4
Gain on sale of branches                                              --       4,135           --              *               *
Other                                                              2,171       2,246        2,136           -3.3             1.6
                                                              ----------  ----------   ----------
      Total non-interest income                                   17,380      20,769       17,837          -16.3            -2.6

Salaries and employee benefits                                    17,040      18,254       18,987           -6.7           -10.3
Occupancy and equipment                                            5,960       5,732        6,700            4.0           -11.0
Amortization of intangibles                                          519         519          543            0.0            -4.4
Other                                                              9,938      10,106       10,081           -1.7            -1.4
                                                              ----------  ----------   ----------
      Total non-interest expense                                  33,457      34,611       36,311           -3.3            -7.9

Income before income taxes                                        21,771      23,741       19,644           -8.3            10.8
Income taxes                                                       6,706       7,519        5,574          -10.8            20.3
                                                              ----------  ----------   ----------
      INCOME FROM CONTINUING OPERATIONS                           15,065      16,222       14,070           -7.1             7.1

      Net income from discontinuing operations                        --          --       10,586              *               *
                                                              ----------  ----------   ----------
         NET INCOME                                              $15,065     $16,222      $24,656           -7.1           -38.9
                                                              ==========  ==========   ==========

      Basic earnings per share
         Continuing operations                                     $0.33       $0.35        $0.31           -5.7             6.7
         Discontinued operations                                      --          --         0.23              *               *
         Net income                                                 0.33        0.35         0.54           -5.7           -39.1

      Diluted earnings per share
         Continuing operations                                     $0.32       $0.34        $0.30           -5.9             6.7
         Discontinued operations                                      --          --         0.23              *               *
         Net income                                                 0.32        0.34         0.53           -5.9           -39.1

Average basic shares outstanding                              46,265,852  46,173,243   46,067,008            0.2             0.4
Average diluted shares outstanding                            47,043,011  47,067,603   46,887,760           -0.1             0.3

PERFORMANCE RATIOS
Return on average shareholders' equity (1)                        25.28%      26.77%       16.13%
Return on average assets (1)                                       1.31%       1.41%        1.20%
Net interest margin (FTE)                                          3.98%       4.04%        4.10%
Yield on earning assets (FTE)                                      5.87%       5.91%        6.32%
Efficiency ratio (FTE)                                            55.41%      53.63%       59.08%

PERFORMANCE RATIOS, EXCLUDING GAIN ON SALE OF BRANCHES
Return on average shareholders' equity (1)                        25.28%      22.33%       16.13%
Return on average assets (1)                                       1.31%       1.18%        1.20%
Efficiency ratio (FTE)                                            55.41%      57.36%       59.08%

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                                      FOR THE SIX MONTHS
                                                                                    ENDED JUNE 30,
                                                                     ---------------------------------------------
                                                                                                          PERCENT
STATEMENT OF EARNINGS                                                  2004               2003            VARIANCE
---------------------                                                --------         ----------          --------
Interest income - taxable equivalent basis                           $124,686           $133,043              -6.3

Interest income                                                      $123,492           $131,643              -6.2
Interest expense                                                       39,819             44,469             -10.5
                                                                   ----------         ----------
      Net interest income                                              83,673             87,174              -4.0
Provision for loan losses                                               8,242              8,030               2.6
                                                                   ----------         ----------
      Net interest income after provision                              75,431             79,144              -4.7

Service charges                                                        16,563             17,032              -2.8
Insurance commissions and fees                                          4,904              4,812               1.9
Securities commissions and fees                                         2,532              2,125              19.2
Trust income                                                            3,549              3,763              -5.7
Gain on sale of securities                                                967              1,154             -16.2
Gain on sale of loans                                                   1,082              1,600             -32.4
Gain on sale of branches                                                4,135                 --                 *
Other                                                                   4,417              4,283               3.1
                                                                   ----------         ----------
      Total non-interest income                                        38,149             34,769               9.7

Salaries and employee benefits                                         35,294             38,988              -9.5
Occupancy and equipment                                                11,692             13,236             -11.7
Amortization of intangibles                                             1,038              1,086              -4.4
Other                                                                  20,044             20,290              -1.2
                                                                   ----------         ----------
      Total non-interest expense                                       68,068             73,600              -7.5

Income before income taxes                                             45,512             40,313              12.9
Income taxes                                                           14,225             11,634              22.3
                                                                   ----------         ----------
      INCOME FROM CONTINUING OPERATIONS                                31,287             28,679               9.1

      Net income from discontinuing operations                             --             19,305                 *
                                                                   ----------         ----------
         NET INCOME                                                   $31,287            $47,984             -34.8
                                                                   ==========         ==========

      Basic earnings per share
         Continuing operations                                          $0.68              $0.62               6.3
         Discontinued operations                                           --               0.42                 *
         Net income                                                      0.68               1.04             -35.8

      Diluted earnings per share
         Continuing operations                                          $0.66              $0.61               8.2
         Discontinued operations                                           --               0.41                 *
         Net income                                                      0.66               1.02             -35.3

Average basic shares outstanding                                   46,219,548         46,052,374               0.4
Average diluted shares outstanding                                 47,055,031         46,888,288               0.4

PERFORMANCE RATIOS
Return on average shareholders' equity (1)                             26.03%             15.85%
Return on average assets (1)                                            1.36%              1.26%
Net interest margin (FTE)                                               4.01%              4.41%
Yield on earning assets (FTE)                                           5.90%              6.62%
Efficiency ratio (FTE)                                                 54.49%             58.79%

PERFORMANCE RATIOS, EXCLUDING GAIN ON SALE OF BRANCHES
Return on average shareholders' equity (1)                             23.79%             15.85%
Return on average assets (1)                                            1.24%              1.26%
Efficiency ratio (FTE)                                                 56.38%             58.79%


(1) Effective January 1, 2004, F.N.B. Corporation spun-off its Florida operations into a separate, independent public company. As a result of the spin-off, the Florida operations' 2003 earnings have been classified as discontinued operations on the consolidated income statement and assets and liabilities related to these discontinued operations have been disclosed separately on the consolidated balance sheets for 2003. In addition, note that the return on average equity, return on average assets, shareholders' equity and tangible equity for 2003 are based on F.N.B. Corporation including discontinued operations.

Per share amounts and shares outstanding for the quarter ending March 31, 2003 have been restated for the 5% stock dividend declared on April 28, 2003.

*Percent variance not meaningful

F.N.B. CORPORATION
(UNAUDITED)

(DOLLARS IN THOUSANDS)                                                                             2ND QTR 2004 -    2ND QTR 2004 -
                                                           2004                                     1ST QTR 2004      2ND QTR 2003
                                                --------------------------       -------
                                                 SECOND             First        Second               PERCENT           PERCENT
AVERAGE BALANCES                                QUARTER            Quarter       Quarter              VARIANCE          VARIANCE
----------------                                -------            -------       -------           --------------    --------------
Total assets                                   $4,637,230         $4,631,044    $8,209,473              0.1              -43.5
Assets of discontinued operations                      --                 --     3,666,530                *                  *
Earning assets                                  4,252,429          4,249,915     4,175,236              0.1                1.8
Securities                                      1,018,001            986,621       938,692              3.2                8.4
Loans, net of unearned                          3,232,935          3,262,547     3,227,472             -0.9                0.2
Allowance for loan losses                          47,336             47,190        47,161              0.3                0.4
Intangibles                                        38,651             37,527        41,918              3.0               -7.8

Deposits and repos                              3,488,836          3,466,522     3,455,295              0.6                1.0
Short-term borrowings                             235,144            265,481       289,649            -11.4              -18.8
Long-term debt                                    476,183            457,520       430,211              4.1               10.7
Trust preferred securities                        128,866            128,866       125,000                *                  *
Liabilities of discontinued operations                 --                 --     3,235,309                *                  *
Shareholders' equity (1)                          239,667            243,738       613,262             -1.7              -60.9

ASSET QUALITY DATA (CONTINUING OPERATIONS)
Non-accrual loans                                 $22,353            $24,158       $23,605             -7.5               -5.3
Restructured loans                                  5,753              5,823         6,099             -1.2               -5.7
                                                  -------            -------       -------
Non-performing loans                               28,106             29,981        29,704             -6.3               -5.4
Other real estate owned                             3,399              3,354         2,951              1.3               15.2
                                                  -------            -------       -------
Non-performing assets                             $31,505            $33,335       $32,655             -5.5               -3.5
                                                  =======            =======       =======

Net loan charge-offs                               $3,694             $4,534        $4,198            -18.5              -12.0
Allowance for loan losses                          46,099             46,227        46,330             -0.3               -0.5

Non-performing loans / total loans                  0.87%              0.93%         0.92%
Non-performing assets / total assets                0.66%              0.72%         0.71%
Allowance for loan losses / total loans             1.43%              1.43%         1.43%
Allowance for loan losses /
     non-performing loans                         164.02%            154.19%       155.97%
Net loan charge-offs (annualized) /
    average loans                                   0.46%              0.56%         0.52%

BALANCES AT PERIOD END
Total assets                                   $4,771,095         $4,635,436    $8,266,396              2.9              -42.3
Assets of discontinued operations                      --                 --     3,652,219                *                  *
Earning assets                                  4,378,213          4,261,553     4,207,076              2.7                4.1
Securities                                      1,147,023          1,018,183       939,658             12.7               22.1
Mortgage loans held for sale                        3,893              2,865        26,250             35.9              -85.2
Loans, net of unearned                          3,226,889          3,240,065     3,236,283             -0.4               -0.3
Goodwill                                           28,940             28,940        27,893              0.0                3.8

Deposits and repos                              3,479,920          3,437,776     3,477,796              1.2                0.1
Short-term borrowings                             295,807            279,943       348,498              5.7              -15.1
Long-term debt                                    571,379            473,645       415,828             20.6               37.4
Trust preferred securities                        128,866            128,866       125,000                *                  *
Liabilities of discontinued operations                 --                 --     3,213,796                *                  *
Shareholders' equity (1)                          232,508            250,044       630,875             -7.0              -63.1

Book value per common share (1)                     $5.02              $5.40        $13.68             -7.0              -63.3
Tangible book value per common share (1)             4.19               4.56          9.10             -8.1              -54.0

(DOLLARS IN THOUSANDS)                                           FOR THE SIX MONTHS
                                                                   ENDED JUNE 30,
                                                    ------------------------------------------------
                                                                                           PERCENT
AVERAGE BALANCES                                     2004               2003               VARIANCE
----------------                                   ----------         ----------           --------
Total assets                                        $4,634,137         $7,667,129             -39.6
Assets of discontinued operations                           --          3,241,899                 *
Earning assets                                       4,251,172          4,051,843               4.9
Securities                                           1,002,311            821,729              22.0
Loans, net of unearned                               3,247,741          3,224,844               0.7
Allowance for loan losses                               47,263             47,281               0.0
Intangibles                                             38,089             40,262              -5.4

Deposits and repos                                   3,477,679          3,397,148               2.4
Short-term borrowings                                  250,312            226,433              10.5
Long-term debt                                         466,852            410,647              13.7
Trust preferred securities                             128,866             66,582                 *
Liabilities of discontinued operations                      --          2,888,080                 *
Shareholders' equity (1)                               241,702            610,327             -60.4

ASSET QUALITY DATA (CONTINUING OPERATIONS)
Non-accrual loans                                      $22,353            $23,605              -5.3
Restructured loans                                       5,753              6,099              -5.7
                                                       -------            -------
Non-performing loans                                    28,106             29,704              -5.4
Other real estate owned                                  3,399              2,951              15.2
                                                       -------            -------
Non-performing assets                                  $31,505            $32,655              -3.5
                                                       =======            =======

Net loan charge-offs                                    $8,228             $8,684              -5.3
Allowance for loan losses                               46,099             46,330              -0.5

Non-performing loans / total loans                       0.87%              0.92%
Non-performing assets / total assets                     0.66%              0.71%
Allowance for loan losses / total loans                  1.43%              1.43%
Allowance for loan losses /
     non-performing loans                              164.02%            155.97%
Net loan charge-offs (annualized) /
    average loans                                        0.51%              0.54%

BALANCES AT PERIOD END
Total assets                                         4,771,095         $8,266,396             -42.3
Assets of discontinued operations                           --          3,652,219                 *
Earning assets                                       4,378,213          4,207,076               4.1
Securities                                           1,147,023            939,658              22.1
Mortgage loans held for sale                             3,893             26,250             -85.2
Loans, net of unearned                               3,226,889          3,236,283              -0.3
Goodwill                                                28,940             27,893               3.8

Deposits and repos                                   3,479,920          3,477,796               0.1
Short-term borrowings                                  295,807            348,498             -15.1
Long-term debt                                         571,379            415,828              37.4
Trust preferred securities                             128,866            125,000                 *
Liabilities of discontinued operations                      --          3,213,796                 *
Shareholders' equity (1)                               232,508            630,875             -63.1

Book value per common share (1)                          $5.02             $13.68             -63.3
Tangible book value per common share (1)                  4.19               9.10             -54.0

*    Percent variance not meaningful